Exhibit 99.1
DANA CORPORATION PLAN SUPPORT AGREEMENT
TRANSFEREE ACKNOWLEDGEMENT
1.	The undersigned Transferor (“Transferor”) is a Supporting Creditor under that certain Amended Plan Support Agreement, dated as of July 26, 2007, by and among Dana Corporation, United Steelworkers, International Union, UAW, Centerbridge Capital Partners, L.P. and certain creditors of Dana Corporation (the “Plan Support Agreement”1).
2.	Transferor hereby represents and warrants that on , 2007 it Transferred the following Relevant Claims to the undersigned Transferee (“Transferee”):

Type of Relevant Claim	Aggregate Amount*
Qualified Bond Claims	$
Acquired Bond Claims	$
Other Bondholder Claims (non-Participating Claims)	$
Trade Claims	$
Number of Trade Claims:

* Include both principal and accrued prepetition interest, if any.
3.	Pursuant to Section 4.4 of the Plan Support Agreement, in connection with the foregoing Transfer of Relevant Claims, to the extent that Transferee is not already a Supporting Creditor, Transferee hereby agrees to be bound by the Plan Support Agreement in its entirety without revisions and that, upon the execution of this Transferee Acknowledgement, Transferee shall be deemed to be a Supporting Creditor.
4.	A copy of this Transferee Acknowledgement must be delivered within five (5) business days of the aforementioned Transfer of Relevant Claims to: Dana Corporation, 4500 Dorr Street, Toledo, OH 43615, Facsimile: (419) 535-4790, Attention: Marc S. Levin, Esq.; with a copy to Jones Day, 222 East 41st Street, New York, NY 10017, Facsimile: (212) 755-7306, Attention: Corinne Ball, Esq. & Marilyn W. Sonnie, Esq.

[1]	Capitalized terms used herein and not otherwise defined shall have the meaning ascribed them in the Plan Support Agreement, including Exhibit D thereto.

TRANSFEROR
By:
Name:
Title:
Name of Institution:
Claims Held Following Transfer:

Qualified Bond Claims	$
Acquired Bond Claims	$
Other Bondholder Claims (non-Participating Claims)	$
Trade Claims	$
Number of Trade Claims

[TO BE INCLUDED ONLY IN TRANSFEROR’S SUBMISSION IN ACCORDANCE WITH PARAGRAPH 4 ABOVE]

TRANSFEREE
By:
Name:
Title:
Name of Institution:
Claims Held Following Transfer:

Qualified Bond Claims	$
Acquired Bond Claims	$
Other Bondholder Claims (non-Participating Claims)	$
Trade Claims	$
Number of Trade Claims

[TO BE INCLUDED ONLY IN TRANSFEREE’S SUBMISSION IN ACCORDANCE WITH PARAGRAPH 4 ABOVE]

3